UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 13, 2008

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Settlement Agreement

On August 13, 2008, AMERIGROUP Corporation (the "Company") finalized its previously announced agreement in principle to settle claims related to the conduct alleged (the "Covered Conduct") in the civil qui tam action styled as United States of America and the State of Illinois, ex rel. Cleveland A. Tyson v. AMERIGROUP Illinois, Inc., U.S. District Court for the Northern District of Illinois, Eastern Division (the "Court"), Case No. 02-C-6074 (the "Qui Tam Litigation"). In connection with the settlement, the Company and the United States of America acting through the United States Department of Justice and on behalf of the Office of the Inspector General of the Department of Health and Human Services (the "OIG"), the State of Illinois acting through the Office of the Illinois Attorney General, and Cleveland A. Tyson (the "Relator") have entered into a definitive settlement agreement (the "Settlement Agreement"). Pursuant to the Settlement Agreement, the Company will pay the aggregate amount of $225,000,000 (the "Settlement Payment") to the United States of America and the State of Illinois without any admission of wrongdoing by the Company or its subsidiaries or affiliates. The United States of America and the State of Illinois will each pay a portion of the Settlement Payment to the Relator. In addition to the Settlement Payment, the Company will pay approximately $9,250,000 to the Relator for legal fees.

Pursuant to the Settlement Agreement, (i) the United States of America and the State of Illinois have released the Company, its current and former subsidiaries, parents, directors, officers, employees, agents, attorneys, predecessors, successors and assigns from civil and administrative monetary claims for the Covered Conduct, (ii) the OIG provided a release agreeing not to institute, direct or maintain any administrative action seeking civil monetary penalties or exclusion from Medicare, Medicaid and/or other Federal health care programs against the Company, its subsidiaries and certain of its affiliates for the Covered Conduct, (iii) the Relator released the Company and its current and former subsidiaries, parents, directors, officers, employees, agents, attorneys, predecessors, successors and assigns from any and all causes of action, whether known or unknown, of any kind or character, that the Relator or his heirs, successors or certain affiliated persons have or may have, (iv) the Company released the United States of America and the State of Illinois, and any of their respective agencies, employees, servants, and agents, from any and all causes of action, whether known or unknown, that the Company or its successors or affiliated persons have or may have for the Covered Conduct, (v) the Company released the Relator, his heirs, successors, attorneys, agents, and assigns from any and all causes of action, whether known or unknown, that the Company or its successors or affiliated persons have or may have for the Covered Conduct, and (vi) the Company shall take the necessary actions to dismiss its appeal of the judgment in the Qui Tam Litigation.

Certain claims are specifically excluded from the scope of the Settlement Agreement as to any entity or person, including: (i) any civil, criminal, or administrative liability arising under the Internal Revenue Code and under Chapter 35 Illinois Compiled Statutes; (ii) any criminal liability; (iii) except as explicitly stated in the Settlement Agreement, any administrative liability, including mandatory exclusion from Federal health care programs; (iv) any liability to the United States or the State of Illinois (or their respective agencies) for any conduct other than the Covered Conduct; (v) any liability under the Settlement Agreement; and (vi) any liability of the Company's current or former officers, directors, employees, and agents for conduct other than Covered Conduct.

Corporate Integrity Agreement

As part of the settlement, the Company has entered into a five-year corporate integrity agreement with the OIG (the "Corporate Integrity Agreement"). The Corporate Integrity Agreement acknowledges the existence of the Company’s comprehensive compliance program and enhancements that were made to the program prior to the entry into the Corporate Integrity Agreement. The Corporate Integrity Agreement also provides that the Company shall, among other things, keep in place and continue its current compliance program, including a corporate compliance officer and compliance officers at its health plans, a corporate compliance committee and compliance committees at its health plans, a compliance committee of the Company’s Board of Directors, a code of conduct, comprehensive compliance policies, training and monitoring, a compliance hotline, an open door policy and a disciplinary process for compliance violations. The Corporate Integrity Agreement further provides that the Company shall provide periodic reports to the OIG, appoint a benefits rights ombudsman responsible for addressing concerns raised by health plan members and potential enrollees and engage an independent review organization to assist the Company in assessing and evaluating its compliance with the requirements of the Federal health care programs and other obligations under the Corporate Integrity Agreement.

In the event of an uncured material breach or deliberate violation of the Corporate Integrity Agreement, the Company could be excluded from participation in Federal health care programs and/or subject to prosecution.

The foregoing description of the Settlement Agreement and the Corporate Integrity Agreement is not complete and is qualified in its entirety by reference to the full text of such agreements, which are filed hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective August 13, 2008, in connection with a recommendation of the Nominating and Corporate Governance Committee of the Board following its annual review of the Company’s Code of Business Conduct and Ethics, as amended,(the "Code of Conduct") and subject to the Company’s entry into the Corporate Integrity Agreement, the Board adopted and approved amendments to the Code of Conduct. The amendments provide, among other things, changes to reference the terms of the Corporate Integrity Agreement and certain technical, administrative and other non-substantive changes in other sections of the Code of Conduct.

The summary of the amendments to the Code of Conduct included herein is qualified in its entirety by reference to the Code of Conduct, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Code of Conduct will also be posted on the corporate governance page of the Company’s website at www.amerigroupcorp.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

August 14, 2008	By:	Stanley F. Baldwin

Name: Stanley F. Baldwin
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Settlement Agreement dated as of August 13, 2008, by and among the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General of the Department of Health and Human Services; the State of Illinois acting through the Office of the Illinois Attorney General; Cleveland A. Tyson; AMERIGROUP Corporation; and AMERIGROUP Illinois, Inc.
10.2	Corporate Integrity Agreement dated as of August 13, 2008 by and among the Office of Inspector General of the Department of Health and Human Services and AMERIGROUP Corporation
14.1	AMERIGROUP Corporation Code of Business Conduct and Ethics